SECOND AMENDING PURCHASE AGREEMENT

     THIS AGREEMENT AMENDING THE PURCHASE AGREEMENT made as of the 17th day of May, 2010, and as amended by the Amending Purchase Agreement made as of the 8th day of February, 2012, is made as of the 17th day of May, 2013.

BETWEEN:

                      GOLD EXPLORATIONS, LLC, a Nevada Limited Liability Company having offices at

                      1583 Downs Dr., Minden, NV 89423

                       (Hereinafter referred to as “Vendor”)

OF THE FIRST PART

AND:

                      VERDE RESOURCES, INC., a Nevada Corporation, having an office at 905 Venture

                       Way, Mill Valley, CA 94941

                       (Hereinafter referred to as “Purchaser”)

OF THE SECOND PART

WHEREAS:

A.     The parties hereto entered into an agreement dated as of the 17th day of May, 2010 (the “Purchase Agreement”) which Purchase Agreement was amended by an agreement dated as of the 8th day of February, 2012 (the “Amending Agreement”) under which the purchaser has agreed to pay the sum of $10,000 three years from signing.

B.    The Purchaser has requested that the payment of $5,000 is to be paid in installments of $833.33 on the 17th day of each month effective May 17, 2013 for six months.  The remaining $5,000 is to be added to the four years signing amount which becomes $15,000.

C.    The Vendor is prepared to accept the new payment schedule for the third and fourth signing amounts.

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the premises, and the mutual covenants and agreements hereinafter set forth, the parties hereto covenant and agree with each other as follows:

PURCHASE AND SALE CHANGES

1.        The Purchase Agreement (as amended by the Amending Agreement)  be and it is hereby amended as follows:

(a)     The amounts “iv” and “v” under Purchase and Sale of the Purchase Agreement (as amended by the Amending Purchase Agreement) be and is hereby deleted and it shall no longer have any force and effect and in its place and instead shall be three years from signing $833.33 monthly installments for six months.  Four years from signing an additional $15,000.

CONFIRMATION AND RATIFICATION

2.      In all other respects, the Purchase Agreement (as amended by the Amending       Agreement), as further amended hereby, shall remain the same and be of full force and effect and applicable against the parties hereto, and the provisions thereof, as further amended hereby, are ratified and confirmed.

ENUREMENT

3.      This agreement will enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

COUNTERPARTS

4.      This agreement may be executed in counterpart and all counterparts so executed shall constitute one agreement binding on all parties hereto.  It shall not be necessary for each party to execute the same counterpart hereof.

IN WITNESS WHEREOF this agreement has been executed by the parties hereto as of the day and year first written above.

              GOLD EXPLORATIONS, LLC

                /s/ H.G. McNeill                                              /s/ Steve Karoyli

               ______________________                        ________________________

               Authorized Signatory                                   Authorized Signatory

              (H.G. McNeill, Partner)                                 (Steve Karolyi, Partner)

             VERDE RESOURCES, INC.

            /s/ Stephen Spalding

            _______________________

            Authorized Signatory

            (Stephen Spalding, President)